UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 16, 2014

KITE REALTY GROUP TRUST

(Exact name of registrant as specified in its charter)

Maryland	1-32268	11-3715772
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification Number)

30 S. Meridian Street
Suite 1100
Indianapolis, IN	46204
(Address of principal executive offices)	(Zip Code)

(317) 577-5600

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.                Entry into a Material Definitive Agreement.

On September 16, 2014, certain indirect subsidiaries (collectively, the “Sellers”) of Kite Realty Group Trust, a Maryland real estate investment trust (the “Company”), and Inland Real Estate Income Trust, Inc., a Maryland corporation (“Inland”), entered into a definitive Purchase and Sale Agreement (the “Agreement”). The Agreement provides for the sale by the Sellers of a portfolio of 15 retail properties (the “Portfolio”) to Inland for an aggregate sale price of approximately $318 million, net of the aggregate principal balance and accrued and unpaid interest on loans encumbering certain properties in the Portfolio that Inland will assume at closing (the sale of the Portfolio is referred to herein as the “Transaction”).  The Agreement also provides for the possible sale of one additional property (the “Bay Park Property”) for additional consideration of approximately $19.7 million, net of the then-current principal balance of any assumed loan, together with any accrued and unpaid interest thereon.

The Portfolio properties are located in nine states and previously were owned by subsidiaries of Inland Diversified Real Estate Trust, Inc. (“IDRET”), a corporation that had the same sponsor as Inland.  IDRET merged into a Company subsidiary on July 1, 2014.  The Transaction will close in two tranches: (1) on December 15, 2014, the Sellers will sell to Inland nine properties in the Portfolio; and (2) on March 16, 2015, or earlier in the Sellers’ sole discretion with at least 20 days’ written notice to Inland, the Sellers will sell to Inland the remaining six properties in the Portfolio.  In addition, on June 15, 2015, Inland will purchase the Bay Park Property, unless any party elects to opt out of this sale on or before June 8, 2015.

The Sellers and Inland have made customary representations, warranties and covenants in the Agreement. Additionally, each closing under the Agreement is subject to the satisfaction or waiver of customary closing conditions set forth in the Agreement, including the accuracy of the other parties’ representations and warranties and compliance with covenants and agreements (subject in each case to materiality standards) and, if applicable, obtaining lender consents with respect to the sale of properties encumbered by loans to be assumed by Inland, and there can be no assurance that the Transaction, the sale of the Bay Park Property, or any specific closing will be consummated, or if consummated, of the timing thereof. If either the Sellers or Inland breaches the Agreement, the party not in breach may be entitled to specific performance.

The foregoing description of terms of the Agreement is qualified in its entirety by reference to the text of the Agreement, which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Certain statements in this Current Report that are not in the present or past tense or that discuss the Company’s expectations (including any use of the words “anticipate,” “assume,” “believe,” “estimate,” “expect,” “forecast,” “guidance,” “intend,” “may,” “might,” “outlook,” “project,” “should,” or similar expressions) are forward-looking statements within the meaning of the federal securities laws and as such are based upon current beliefs as to the outcome and timing of future events. These forward-looking statements, which are based on current expectations, estimates and projections about the industry and markets in which the Company operates and beliefs of and assumptions made by management, involve uncertainties that could significantly affect the financial results of the Company. There can be no assurance that actual future developments affecting the Company will be those anticipated by the Company. These forward-looking statements involve risks and uncertainties (some of which are beyond the control of the Company) and are subject to change based upon various factors including, but not limited to, the following risks and uncertainties: changes in the real estate industry and in performance of the financial markets and interest rates; the demand for and market acceptance of the Company’s properties for rental purposes; the ability of the Company to enter into new leases or renewal leases on favorable terms; the amount and growth of the Company’s expenses; tenant financial difficulties and general economic conditions, including interest rates, as well as economic conditions and competition in those areas where the Company owns properties; risks associated with joint venture partners; risks associated with the ownership and development of real property; the outcome of claims and litigation involving or affecting the Company; the ability to satisfy conditions necessary to close pending transactions and the ability to successfully integrate pending transactions; applicable regulatory changes; risks associated with acquisitions, including the integration of the Company’s and Inland Diversified’s businesses; risks associated with achieving expected revenue synergies or cost savings; and other risks and uncertainties detailed from time to time in the Company’s filings with the Securities and Exchange Commission (the “SEC”). Should one or more of these risks or uncertainties occur, or should underlying assumptions prove incorrect, the business, financial condition, liquidity, cash flows and financial results of the Company could differ materially from those expressed in the forward-looking statements. Any forward-looking statement speaks only as of the date on which it is made. New risks and uncertainties arise over time, and it is not possible for us to predict the occurrence of those matters or the manner in which they may affect us. The Company does not undertake to update forward-looking statements except as may be required by law.

Item 9.01.   Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Exhibit Description
10.1	Purchase and Sale Agreement, dated September 16, 2014, by and among Inland Real Estate Income Trust, Inc. and the subsidiaries of Kite Realty Group Trust party thereto

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KITE REALTY GROUP TRUST

September 22, 2014	/s/ Daniel R. Sink
Daniel R. Sink
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Exhibit Description
10.1	Purchase and Sale Agreement, dated September 16, 2014, by and among Inland Real Estate Income Trust, Inc. and the subsidiaries of Kite Realty Group Trust party thereto